As filed with the Securities and Exchange Commission on September 22, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_______________

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	38-3291744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Main Street, PO Box 7, Mount Clemens, MI	48046-0007
(Address of principal executive offices)	(Zip Code)

Community Central Bank Corporation
2002 Incentive Plan
(Full title of the plan)

James S. Fleischer, P.C.
Michael S. Sadow, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value	105,000 shares(1)	$11.975(2)	$1,257,375(2)	$160(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of Community Central Bank Corporation. The amount of securities being registered includes an adjustment for the 5% stock dividend paid on the common stock of Community Central Bank Corporation on June 1, 2004.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of $11.975 per share, which was the average of the high and low sale prices per share of the common stock as reported on The Nasdaq Stock Market on September 20, 2004.
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, no par value, of Community Central Bank Corporation (the "Registrant"), authorized for issuance under the Registrant's 2002 Incentive Plan (the "Plan"). The contents of the Registrant's previously filed Registration Statement on Form S-8 (File No. 333-90384) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Initial Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

            The following documents previously or concurrently filed by Community Central Bank Corporation (the "Registrant") are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-33373).

  The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004 (File No. 000-33373).

  The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 (File No. 000-33373).

  The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 30, 2001 (and any amendments or reports filed for the purpose of updating the description).

            All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

            This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-B) contained in any Registrant's annual meeting proxy statement incorporated herein by reference. Nor shall this incorporation by reference be deemed to specifically incorporate by reference any information provided under Items 9 or 12 of any Current Report on Form 8-K of the Registrant incorporated herein by reference.

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            The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Ray T. Colonius, Corporate Treasurer, at (586) 783-4500, or by writing him at Community Central Bank Corporation, 100 North Main Street, P.O. Box 7, Mount Clemens, Michigan 48046-0007.

            All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.     Exhibits.

            See the Index to Exhibits to this Registration Statement.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Clemens, State of Michigan on September 21, 2004.

COMMUNITY CENTRAL BANK CORPORATION

By:	/s/ David A. Widlak David A. Widlak President and Chief Executive Officer (Duly Authorized Representative)

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Widlak and Dean S. Petitpren or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ David A. Widlak David A. Widlak President and Chief Executive Officer (Principal Executive Officer)		/s/ Bobby L. Hill Bobby L. Hill Director
Date:	September 21, 2004	Date:	September 21, 2004

/s/ Gebran S. Anton Gebran S. Anton Director		/s/ Joseph F. Jeannette Joseph F. Jeannette Director

Date:	September 21, 2004	Date:	September 21, 2004

(Signatures continued on the following page.)

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/s/ David E. Bonior David E. Bonior Director		/s/ Dean S. Petitpren Dean S. Petitpren Chairman of the Board of Directors

Date:	September 21, 2004	Date:	September 21, 2004

/s/ Joseph Catenacci Joseph Catenacci Director		/s/ Ronald R. Reed Ronald R. Reed Director

Date:	September 21, 2004	Date:	September 21, 2004

/s/ Salvatore Cottone Salvatore Cottone Director		/s/ Michael D. Schwartz Michael D. Schwartz Director

Date:	September 21, 2004	Date:	September 21, 2004

/s/ Celestina Giles Celestina Giles Director		/s/ Ray T. Colonius Ray T. Colonius Treasurer (Principal Financial and Accounting Officer)

Date:	September 21, 2004	Date:	September 21, 2004

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EXHIBIT INDEX
INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Registrant's Articles of Incorporation, filed as Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (Commission File No. 333-04113) which became effective September 23, 1996, are incorporated herein by reference.

3.2	Registrant's Bylaws, as amended and currently in effect, filed as Exhibit 3.2 to the Registrant's Quarterly Report filed with the SEC on Form 10-QSB for the quarter ended March 31, 2003 (Commission File Number 000-33373), are incorporated herein by reference.

4.1	Form of Certificate of Common Stock, filed as Exhibit 4.1 to Registration Statement on Form SB-2 (Commission File No. 333-04113) which became effective September 23, 1996, is incorporated herein by reference.

5	Opinion and Consent of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (Included in Exhibit 5)
23.2	Consent of Plante & Moran, LLP
24	Power of Attorney (Contained on Signature Page)